Exhibit 99.1

NEWS RELEASE

Teradata Reports 2014 Second Quarter Results

•	Revenue increased 1 percent in the second quarter, as reported and in constant currency(1)

•	International revenue increased 14 percent in the second quarter

•	GAAP EPS $0.60, non-GAAP EPS $0.72 (2)

•	Cash from Operations for the first six months increased 26 percent versus prior year

ATLANTA, Georgia (August 7, 2014) – Teradata Corp. (NYSE: TDC) reported revenue of $676 million for the quarter ended June 30, 2014, an increase of 1 percent from $670 million in the second quarter of 2013. Revenue in the second quarter increased 1 percent when compared in constant currency.(1)

Gross margin was 54.9 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP), versus 56.6 percent in the second quarter of 2013. On a non-GAAP basis, excluding stock-based compensation expense and the other special items described in footnote #2, gross margin was 56.1 percent, versus 57.9 percent in the second quarter of 2013.(2)

Teradata reported second quarter net income of $96 million, or $0.60 per diluted share, which compared to net income of $108 million, or $0.65 per diluted share, in the second quarter of 2013. Stock-based compensation expense and other special items reduced Teradata’s second quarter net income by $18 million (or 12 cents of EPS) as reported under GAAP.(2) Excluding stock-based compensation expense and the other special items detailed in footnote #2, non-GAAP net income in the second quarter of 2014 was $114 million, or $0.72 per diluted share, versus $126 million, or $0.76 per diluted share, in the second quarter of 2013.(2)

“We made good progress in several areas of our business in the quarter, and for the first half. New data warehouse customer wins were the second highest ever recorded for a Q2 and for a first half. International revenue was up 14 percent in the second quarter, and up 10 percent for the first half,” said Mike Koehler, president and chief executive officer, Teradata Corporation. “We continue to experience strong activity with our Unified Data Architecture, Teradata Aster and big data-related solutions and services, as customers build out their analytical ecosystems.”

Segment Revenue Performance

(in millions)

	For the Three Months Ended June 30
	2014	2013	% Change as Reported	% Change in Constant Currency(1)
Americas	$374	$405	-8%	-7%
International	$302	$265	14%	13%

Total Revenue	$676	$670	1%	1%

	For the Six Months Ended June 30
	2014	2013	% Change as Reported	% Change in Constant Currency(1)
Americas	$758	$760	0%	0%
International	$546	$497	10%	10%

Total Revenue	$1,304	$1,257	4%	4%

Operating Income

Second quarter operating income of $133 million decreased from $147 million reported in the second quarter of 2013. On a non-GAAP basis, operating income was $159 million versus $174 million in the second quarter of 2013.(2) The difference was primarily due to lower margins from increased amortization of previously capitalized software development costs, lower service margins, and higher operating expenses including increased research and development expense.

Cash Flow

During the second quarter of 2014, Teradata generated $138 million of cash from operating activities, which compared to $140 million in the prior-year period. Teradata generated $113 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the second quarter of 2014, versus $102 million in the same period in 2013.

Year to date, Teradata generated $481 million of cash from operating activities, compared to $383 million in the prior-year period. Teradata generated $423 million of free cash flow(3) in the first six months of 2014, a 33 percent increase from $318 million generated in the same period in 2013.

Balance Sheet

Teradata ended the quarter with $934 million in cash, a $12 million increase from March 31, 2014. During the quarter, Teradata purchased approximately 2.5 million shares of its stock for approximately $104 million during the quarter. Year to date, through July 31, Teradata purchased 4.5 million shares for approximately $190 million.

As of June 30, 2014, Teradata had total debt of $263 million outstanding under a term loan. Additionally, Teradata has $300 million available through a pre-arranged credit facility; however, no funds were drawn from the credit facility.

2014 Outlook

Teradata continues to expect full-year 2014 revenue to grow at the lower end of its original 3-7 percent guidance range. Based on currency rates at the end of July 2014, currency translation is not expected to have a meaningful impact on Teradata’s full-year revenue comparison.(1) Teradata also continues to expect 2014 non-GAAP earnings per share (which excludes stock-based compensation expense and other special items) to be at the lower end of the $2.85-$3.00 range.(2)

2014 Second Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s second quarter 2014 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at investor.teradata.com.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency (cc) basis.

(in millions)

	For the Three Months				For the Six Months
	Ended June 30				Ended June 30
	2014	2013	Chg As Rpt’d	Chg In CC	2014	2013	Chg As Rpt’d	Chg In CC
Revenue
Products (software/hardware)	$300	$303	-1%	-1%	$573	$552	4%	4%

Consulting services	$203	$207	-2%	-2%	$392	$393	0%	0%
Maintenance services	$173	$160	8%	9%	$339	$312	9%	10%

Total Services	$376	$367	2%	3%	$731	$705	4%	4%

Total Revenue	$676	$670	1%	1%	$1,304	$1,257	4%	4%

By segment
Americas	$374	$405	-8%	-7%	$758	$760	0%	0%
International	$302	$265	14%	13%	$546	$497	10%	10%

Total Revenue	$676	$670	1%	1%	$1,304	$1,257	4%	4%

2.	Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s 2014 second quarter GAAP operating income results as reported in this release included $13 million of stock-based compensation expense; $11 million of amortization of acquisition-related intangible assets; and $2 million of acquisition, integration and reorganization expenses. In addition to the special items included in Teradata’s 2014 second quarter GAAP operating income, Teradata’s GAAP net income also included a $1 million impairment of an equity investment.

Teradata’s year-to-date 2013 GAAP net income included a $4 million income tax benefit related to the 2012 U.S. Research & Development tax credit. This benefit was included in Teradata’s non-GAAP results in the fourth quarter of 2012, since the benefit related to the 2012 tax reporting period. However, Teradata could not include the tax benefit in its GAAP results in the fourth quarter of 2012 due to the American Taxpayer Relief Act of 2012 not being enacted until January 2013. As a result, the $4 million tax benefit was included in Teradata’s 2013 GAAP net income, but was excluded from the company’s non-GAAP net income.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release:

(in millions, except per share data)

	For the Three Months			For the Six Months
	Ended June 30			Ended June 30
	2014	2013	Chg as Rpt’d	2014	2013	Chg As Rpt’d
Gross Margin:
GAAP Gross Margin	$371	$379	-2%	$704	$684	3%
% of Revenue	54.9%	56.6%		54.0%	54.4%
Excluding:
Stock-based compensation expense	3	2		6	3
Amortization of acquisition-related intangible assets	5	6		10	13
Acquisition, integration and reorganization related costs	—	1		4	1

Non-GAAP Gross Margin	$379	$388	-2%	$724	$701	3%

% of Revenue	56.1%	57.9%		55.5%	55.8%
Operating Income:
GAAP Operating Income	$133	$147	-10%	$222	$223	0%
% of Revenue	19.7%	21.9%		17.0%	17.7%
Excluding:
Stock-based compensation expense	13	14		25	27
Amortization of acquisition-related intangible assets	11	10		23	22
Acquisition, integration and reorganization related costs	2	3		14	6

Non-GAAP Operating Income	$159	$174	-9%	$284	$278	2%

% of Revenue	23.5%	26.0%		21.8%	22.1%

	For the Three Months			For the Six Months
	Ended June 30			Ended June 30
	2014	2013	Chg as Rpt’d	2014	2013	Chg As Rpt’d
Net Income:
GAAP Net Income	$96	$108	-11%	$155	$167	-7%
% of Revenue	14.2%	16.1%		11.9%	13.3%
Excluding:
Stock-based compensation expense	9	10		17	18
Amortization of acquisition-related intangible assets	7	6		15	14
Acquisition, integration and reorganization related costs	1	2		8	4
Net loss on equity investments	1	—		6	—
2012 R&D Tax Credit, enacted in 2013	—	—		—	(4)

Non-GAAP Net Income	$114	$126	-10%	$201	$199	1%

% of Revenue	16.9%	18.8%		15.4%	15.8%

	For the Three Months		For the Six Months
	Ended June 30		Ended June 30
Diluted Earnings Per Share:	2014	2013	2014	2013	2014 Full Year Guidance
GAAP Diluted Earnings Per Share	$0.60	$0.65	$0.97	$1.00	$2.33 - $2.48
Excluding:
Stock-based compensation expense	$0.06	$0.06	$0.11	$0.11	$0.22
Amortization of acquisition-related intangible assets	$0.04	$0.04	$0.09	$0.08	$0.19
Acquisition, integration and reorganization related costs	$0.01	$0.01	$0.05	$0.02	$0.08
Net loss on equity investments	$0.01	—	$0.03	—	$0.03
2012 R&D Tax Credit, enacted in 2013	—	—	—	($0.02)	—

Non-GAAP Diluted Earnings Per Share	$0.72	$0.76	$1.25	$1.19	$2.85 - $3.00

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months Ended June 30		For the Six Months Ended June 30
	(in millions)		(in millions)
	2014	2013	2014	2013
Cash provided by operating activities (GAAP)	$138	$140	$481	$383
Less capital expenditures for:
Expenditures for property and equipment	(9)	(21)	(21)	(31)
Additions to capitalized software	(16)	(17)	(37)	(34)

Total capital expenditures	(25)	(38)	(58)	(65)

Free Cash Flow (non-GAAP measure)	$113	$102	$423	$318

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata

Teradata (NYSE: TDC), a global leader in analytic data platforms, marketing applications, and consulting services, helps organizations become more competitive by increasing the value of their data and customer relationships. Visit teradata.com for details.

Get to know Teradata:

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.com

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Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts - unaudited)

	For the Period Ended June 30
	Three Months			Six Months
	2014	2013	% Chg	2014	2013	% Chg
Revenue
Products	$300	$303	-1%	$573	$552	4%
Services	376	367	2%	731	705	4%

Total revenue	676	670	1%	1,304	1,257	4%

Product gross margin	195	202		376	358
% of Revenue	65.0%	66.7%		65.6%	64.9%
Services gross margin	176	177		328	326
% of Revenue	46.8%	48.2%		44.9%	46.2%

Total gross margin	371	379		704	684
% of Revenue	54.9%	56.6%		54.0%	54.4%

Selling, general and administrative expenses	188	185		376	364
Research and development expenses	50	47		106	97

Income from operations	133	147		222	223
% of Revenue	19.7%	21.9%		17.0%	17.7%

Other expense, net	(1)	—		(8)	(1)

Income before income taxes	132	147		214	222
% of Revenue	19.5%	21.9%		16.4%	17.7%

Income tax expense	36	39		59	55

% Tax rate	27.3%	26.5%		27.6%	24.8%

Net income	$96	$108		$155	$167

% of Revenue	14.2%	16.1%		11.9%	13.3%

Net income per common share
Basic	$0.61	$0.66		$0.98	$1.02
Diluted	$0.60	$0.65		$0.97	$1.00

Weighted average common shares outstanding
Basic	156.9	163.4		157.7	164.4
Diluted	159.4	166.3		160.2	167.4

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions - unaudited)

	June 30,	March 31,	December 31,
	2014	2014	2013
Assets
Current assets
Cash and cash equivalents	$934	$922	$695
Accounts receivable, net	550	607	717
Inventories	50	42	56
Other current assets	103	88	95

Total current assets	1,637	1,659	1,563
Property and equipment, net	156	159	161
Capitalized software, net	196	199	195
Goodwill	950	946	946
Acquired intangible assets	126	138	149
Deferred income taxes	24	24	24
Other assets	47	53	58

Total assets	$3,136	$3,178	$3,096

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$112	$97	$114
Payroll and benefits liabilities	125	133	136
Deferred revenue	442	499	390
Other current liabilities	167	153	136

Total current liabilities	846	882	776
Long-term debt	225	240	248
Pension and other postemployment plan liabilities	72	75	76
Long-term deferred revenue	26	24	25
Deferred tax liabilities	73	78	87
Other liabilities	32	30	27

Total liabilities	1,274	1,329	1,239

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	1,012	993	973
Treasury Stock	(1,374)	(1,270)	(1,184)
Retained earnings	2,188	2,092	2,033
Accumulated other comprehensive income	34	32	33

Total stockholders’ equity	1,862	1,849	1,857

Total liabilities and stockholders’ equity	$3,136	$3,178	$3,096

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions - unaudited)

	For the Period Ended June 30
	Three Months		Six Months
	2014	2013	2014	2013
Operating activities
Net income	$96	$108	$155	$167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43	36	84	70
Stock-based compensation expense	13	14	25	27
Excess tax benefit from stock-based compensation	—	(1)	(1)	(4)
Deferred income taxes	(7)	—	(12)	6
Loss on investments	1	—	9	—
Changes in assets and liabilities:
Receivables	57	(1)	168	157
Inventories	(8)	(5)	6	(23)
Current payables and accrued expenses	(1)	15	2	(72)
Deferred revenue	(56)	(38)	53	46
Other assets and liabilities	—	12	(8)	9

Net cash provided by operating activities	138	140	481	383

Investing activities
Expenditures for property and equipment	(9)	(21)	(21)	(31)
Additions to capitalized software	(16)	(17)	(37)	(34)
Business acquisitions and other investing activities	(3)	(39)	(7)	(39)

Net cash used in investing activities	(28)	(77)	(65)	(104)

Financing activities
Repurchases of common stock	(98)	(91)	(184)	(184)
Repayments of long-term borrowings	(7)	(4)	(11)	(8)
Excess tax benefit from stock-based compensation	—	1	1	4
Other financing activities, net	7	8	14	15

Net cash used in financing activities	(98)	(86)	(180)	(173)

Effect of exchange rate changes on cash and cash equivalents	—	(4)	3	(9)

Increase (decrease) in cash and cash equivalents	12	(27)	239	97
Cash and cash equivalents at beginning of period	922	853	695	729

Cash and cash equivalents at end of period	$934	$826	$934	$826

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions - unaudited)

	For the Period Ended June 30
	Three Months				Six Months
	2014	2013	% Change As Reported	% Change Constant Currency	2014	2013	% Change As Reported	% Change Constant Currency
Segment Revenue
Americas	$374	$405	-8%	-7%	$758	$760	0%	0%
International	302	265	14%	13%	546	497	10%	10%

Total revenue	676	670	1%	1%	1,304	1,257	4%	4%

Segment gross margin

Americas	217	240			440	435
% of Revenue	58.0%	59.3%			58.0%	57.2%

International	154	139			264	249
% of Revenue	51.0%	52.5%			48.4%	50.1%

Total gross margin	371	379			704	684
% of Revenue	54.9%	56.6%			54.0%	54.4%

Selling, general and administrative expenses	188	185			376	364
Research and development expenses	50	47			106	97

Income from operations	$133	$147			$222	$223

% of Revenue	19.7%	21.9%			17.0%	17.7%